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                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of Dresser-Rand Group Inc. of our report dated May 12, 2005, except as to the information contained in Note 23 for which the date is September 12, 2005 and the information contained in Note 24 for which the date is January 16, 2006 relating to the consolidated financial statements and financial statement schedule of Dresser-Rand Group Inc. (Successor) and our report dated May 12, 2005, except as to the information contained in Note 24 for which the date is January 16, 2006 relating to the combined financial statements and financial statement schedule of Dresser-Rand Company (Predecessor), which appear in such Registration Statement. We also consent to the reference to us under the headings "Summary Historical and Pro Forma Financial Information", "Selected Historical Financial Information" and "Experts" in this Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Buffalo, New York
March 24, 2006